LIMITED POWER OF ATTORNEY
Know all by these presents, that the undersigned hereby constitutes and appoints
Lincoln Benet and Alejandro Moreno, and each of them individually, the undersigned's true and lawful attorney-in-fact to:

  execute for and on behalf of the undersigned, in the undersigned's capacity as a beneficial owner of VYNE Therapeutics Inc. (the "Company"), (i) Forms 3, 4 and
5 and any other forms required to be filed in accordance with Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules thereunder (a "Section 16 Form"), (ii) all forms and schedules in accordance with Section 13(d) of the Exchange Act and the rules thereunder, including all amendments thereto (a "Section 13 Schedule"), (iii) a Form ID Application,
Passphrase Update Application and/or request to convert from paper only to electronic filer with the US Securities and Exchange Commission and to obtain access codes to file on EDGAR and any other forms required to be filed or submitted in accordance with Regulation S-T promulgated by the United States
Securities and Exchange Commission (or any successor provision) in order to file a Section 13 Schedule or a Section 16 Form electronically (a "Form ID", and, together with a Section 13 Schedule and Section 16 Form, the "Forms and
Schedules") and (iv) any Joint Filing Agreement or similar agreement with respect to the filing of any of the Forms or Schedules in (i) through (iii)
above;

  do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Forms and Schedules, complete and execute any amendment or amendments thereto, and timely file such
Forms and Schedules with the U.S. Securities and Exchange Commission and any stock exchange or similar authority; and

  take any other action of any type whatsoever in connection with the foregoing which, in the opinion of each such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by each such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such terms and conditions as he may approve in his discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that each such attorney-in-fact, or his substitute or substitutes, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney and the rights and powers herein granted.

The undersigned acknowledges that each such attorney-in-fact is serving in such capacity at the request of the undersigned, and is not assuming, nor is the
Company assuming, any of the undersigned's responsibilities to comply with
Section 13 or Section 16 of the Exchange Act.

The Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file any Forms and Schedules with respect to the undersigned's holdings of and transactions in securities issued by the
Company, unless earlier revoked by the undersigned in a signed writing delivered to each such attorney-in-fact.

From and after the date hereof, any Limited Power of Attorney previously granted by the undersigned concerning the subject matter hereof is hereby revoked.

IN WITNESS WHEREOF, the undersigned has executed this Limited Power of Attorney as of November 13, 2023.

LEONARD BLAVATNIK

/s/ Leonard Blavatnik